FOR IMMEDIATE RELEASE
KindredBio Announces Pricing of Public Offering
SAN FRANCISCO, California. (July 12, 2017) - Kindred Biosciences, Inc. (NASDAQ: KIN), a biopharmaceutical company focused on saving and improving the lives of pets, today announced the pricing of an underwritten public offering of 3,000,000 shares of its common stock at a public offering price of $7.50 per share, for a total offering amount of $22.5 million before deducting underwriting discounts and commissions and estimated offering expenses payable by KindredBio. KindredBio has granted to the underwriters a 30-day option to purchase up to an additional 450,000 shares of its common stock. All of the shares are being offered by KindredBio.
The offering is expected to close on July 17, 2017, subject to satisfaction of customary closing conditions.
Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE MKT:LTS), is acting as sole book-running manager and Aegis Capital Corp. is acting as the lead manager.
KindredBio intends to use the net proceeds from the offering, if completed, for the expansion of its commercial infrastructure in anticipation of future product approvals and launches, for expansion of its manufacturing capacity, the development of its therapeutic candidates, and for other general corporate and working capital purposes.
The shares are being offered pursuant to an effective shelf registration statement on Form S-3, as amended (File No. 333-201553), that was previously filed with the Securities and Exchange Commission (SEC) and declared effective on January 30, 2015. A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. When available, the prospectus supplement and accompanying prospectus may also be obtained by contacting Ladenburg Thalmann, 277 Park Avenue, 26th Floor, New York, NY 10172 or by email at prospectus@ladenburg.com.
This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor may there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Kindred Biosciences
Kindred Biosciences is a pre-commercialization biopharmaceutical company focused on saving and improving the lives of pets. Its mission is to bring to pets the same kinds of safe and effective medicines that human family members enjoy. The Company’s strategy is to identify compounds and targets that have already demonstrated safety and efficacy in humans and to develop therapeutics based on these validated compounds and targets for dogs, cats and horses. The Company has a deep pipeline of drugs and biologics in development for animal-use indications across many therapeutic classes.

For more information or to download the corporate presentation, visit www.KindredBio.com/LearnMore. Stay connected with KindredBio on Facebook at www.Facebook.com/KindredBio.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding our expectations about the trials, regulatory approval, manufacturing, distribution and commercialization of our current and future product candidates, and statements regarding our anticipated revenues, expenses, margins, profits and use of cash.
These forward-looking statements are based on our current expectations. These statements are not promises or guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. These risks include, but are not limited to, the following: our limited operating history and expectations of losses for the foreseeable future; the absence of significant revenue from our product candidates for the foreseeable future; our potential inability to obtain any necessary additional financing; our substantial dependence on the success of our lead product candidates, which may not be successfully commercialized even if they are approved for marketing; the effect of competition; our potential inability to obtain regulatory approval for our existing or future product candidates; our dependence on third parties to conduct some of our development activities; our dependence upon third-party manufacturers for supplies of our product candidates; uncertainties regarding the outcomes of trials regarding our product candidates; our potential failure to attract and retain senior management and key scientific personnel; uncertainty about our ability to develop a satisfactory sales organization; our significant costs of operating as a public company; our potential inability to obtain patent protection and other intellectual property protection for our product candidates; potential claims by third parties alleging our infringement of their patents and other intellectual property rights; our potential failure to comply with regulatory requirements, which are subject to change on an ongoing basis; the potential volatility of our stock price; and the significant control over our business by our principal stockholders and management.
For a further description of these risks and other risks that we face, please see the risk factors described in our filings with the U.S. Securities and Exchange Commission (the SEC), including the risk factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K and any subsequent updates that may be contained in our Quarterly Reports on Form 10-Q filed with the SEC. As a result of the risks described above and in our filings with the SEC, actual results may differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements contained in this press release speak only as of the date of this press release and we undertake no obligation to update or revise these statements, except as may be required by law.

Contact
Russell Radefeld
KindredBio
russell.radefeld@kindredbio.com
(650) 701-7904

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